UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 29, 2016

DICK'S SPORTING GOODS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31463	16-1241537
(Commission File Number)	(IRS Employer Identification No.)

345 Court Street Coraopolis, Pennsylvania	15108
(Address of Principal Executive Offices)	(Zip Code)

(724) 273-3400
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 7.01. REGULATION FD DISCLOSURE	3
SIGNATURE	4

ITEM 7.01.    REGULATION FD DISCLOSURE

Dick's Sporting Goods, Inc. (the "Company") was named the successful bidder in the bankruptcy auction for The Sports Authority's ("TSA") intellectual property assets and the right to acquire 31 store leases. The Company has agreed to pay $15 million for the intellectual property assets and $8 million plus cure costs for the right to acquire the store leases. Intellectual property assets include the name "The Sports Authority", TSA's domain names, TSA's owned trademarks and customer information. The naming rights for the Sports Authority Field at Mile High are not included in the intellectual property assets to be acquired by the Company. The Company's rights with respect to the store leases allow the Company a period of time to determine whether it will accept or reject any particular store lease, thus providing the Company time and optionality to determine which TSA store locations it will ultimately assume. Consummation of the transaction is subject to execution of purchase documents consistent with the bid, final approval from the United States Bankruptcy Court for the District of Delaware and satisfaction of closing conditions. The bankruptcy court's hearing to consider approval of the sales is currently scheduled for July 15, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK'S SPORTING GOODS, INC.

Date: June 30, 2016	By:	/s/ JOHN E. HAYES III
	Name:	John E. Hayes III
	Title:	Senior Vice President – General Counsel and Secretary

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